EXHIBIT 10.19



                               OFFICE SPACE LEASE



                                 by and between



                 CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM
                                  as Landlord,



                                       and



                           MOBILE DATA SOLUTIONS INC.,
                                    as Tenant



                                ONE PIERCE PLACE
                                ITASCA, ILLINOIS




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                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

SCHEDULE......................................................................1

1.   DEMISE AND TERM..........................................................2

2.   RENT ....................................................................2

         A.   Definitions.....................................................2
         B.   Components of Rent..............................................4
         C.   Payment of Rent.................................................5

3.   USE      ................................................................5

4.   CONDITION OF PREMISES....................................................6

5.   BUILDING SERVICES........................................................6

         A.   Basic Services..................................................6
         B.   Electricity.....................................................6
         C.   Telephones......................................................6
         D.   Additional Services.............................................7
         E.   Failure or Delay in Furnishing Services.........................7

6.   RULES AND REGULATIONS....................................................7

7.   CERTAIN RIGHTS RESERVED TO LANDLORD......................................7

8.   MAINTENANCE AND REPAIRS..................................................8

9.   ALTERATIONS..............................................................8

         A.   Requirements....................................................8
         B.   Liens   ........................................................9

10.  INDEMNIFICATION AND INSURANCE............................................10

         A.   Damage or Injury...............................................10
         B.   Insurance Coverages and Amounts................................10
         C.   Insurance Requirements.........................................11
         D.   Waiver of Subrogation..........................................11
         E.   Landlord's Insurance...........................................11

11.  FIRE OR OTHER CASUALTY..................................................12

         A.   Destruction of the Building....................................12
         B.   Destruction of the Premises....................................12



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                                                                            Page
                                                                            ----

12.  CONDEMNATION............................................................14

13.  ASSIGNMENT AND SUBLETTING...............................................14

         A.   Landlord's Consent.............................................14
         B.   Standards for Consent..........................................14
         C.   Recapture......................................................15

14.  SURRENDER...............................................................16

15.  DEFAULTS AND REMEDIES...................................................16

         A.   Default .......................................................16
         B.   Right of Re-Entry..............................................17
         C.   Termination of Right to Possession.............................17
         D.   Termination of Lease...........................................17
         E.   Other Remedies.................................................17
         F.   Bankruptcy.....................................................18
         G.   Waivers of Jury Trial and Certain Damages......................18
         H.   Venue   .......................................................18

16.  HOLDING OVER............................................................18

17.  SECURITY DEPOSIT........................................................19

18.  SUBSTITUTION OF OTHER PREMISES..........................................19

19.  ESTOPPEL CERTIFICATE....................................................20

20.  SUBORDINATION...........................................................20

21.  QUIET ENJOYMENT.........................................................20

22.  BROKER..................................................................21

23.  NOTICES.................................................................21

24.  MISCELLANEOUS...........................................................21

         A.   Successors and Assigns.........................................21
         B.   Entire Agreement...............................................21
         C.   Time of Essence................................................22



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                                                                            Page
                                                                            ----

         D.   Execution and Delivery.........................................22
         E.   Severability...................................................22
         F.   Governing Law..................................................22
         G.   Attorneys' Fees................................................22
         H.   Delay in Possession............................................22
         I.   Joint and Several Liability....................................22
         J.   Force Majeure..................................................22
         K.   Captions ......................................................23
         L.   No Waiver......................................................23
         M.   Hazardous Materials............................................23
         N.   Limitation of Liability........................................24
         O.   Signage .......................................................25

25.  PARKING ................................................................25

26.  EXISTING LEASE..........................................................25

         A.   Existing Lease; Termination....................................25
         B.   Cross-Default..................................................26

27.  RIGHT TO TERMINATE......................................................26

28.  RIGHT TO EXTEND.........................................................26

         A.   Option Period..................................................26
         B.   Market Rate of Base Rent.......................................27
         C.   Arbitration....................................................27

29.  RIGHT OF FIRST REFUSAL..................................................28

         A.   Grant   .......................................................28
         B.   Landlord's Notice..............................................28
         C.   Tenant's Notice................................................29
         D.   Conditions.....................................................29
         E.   Possession.....................................................29
         F.   Amendment......................................................29

30.  EXPANSION OPTION........................................................30

31.  RIGHT OF FIRST OFFER....................................................31



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                                                                            Page
                                                                            ----
EXHIBITS
--------

         A.       Floor Plan of Premises
         A-1      Floor Plan of Expansion Space
         B.       Workletter
         C.       Rules and Regulations
















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

                               OFFICE SPACE LEASE

     THIS OFFICE SPACE LEASE ("Lease") is made as of the 14th day of May, 1999, between CALIFORNIA PUBLIC EMPLOYEES' RETIREMENT SYSTEM ("Landlord"), and MOBILE DATA SOLUTIONS INC., a Delaware corporation ("Tenant"), for space in the building commonly known as One Pierce Place, Itasca, Illinois (such building, together with the land upon which it is situated and related common areas, including sidewalks, parking areas and landscaped areas, being herein referred to as the "Building"). The Building is situated in a development commonly known as "The Chancellory" (the "Development"). The following schedule (the "Schedule") sets forth certain basic terms of this Lease:

                                    SCHEDULE

1.  Premises:                               as depicted on Exhibit A attached
                                            hereto

2.  Commencement Date:                      the earlier to occur of (a) December
                                            1, 1999 and (b) the date the Work
                                            (as defined in the Workletter
                                            attached hereto as Exhibit B (the
                                            "Workletter)) is substantially
                                            completed (as defined in the
                                            Workletter)

3.  Expiration Date:                        November 30, 2009

4.  Rentable Square Feet of the Premises:   approximately 29,258 square feet

5.  Rentable Square Feet of the Building:   approximately 525,422 square feet

6.  Base Rent:

             Period                         Monthly             Annual Base
                                           Base Rent                Rent

   Commencement Date - 11/30/99           See Section 26        See Section 26

       12/1/99 - 11/30/00                  $61,197.98           $734,375.76

       12/1/00 - 11/30/01                  $62,417.07           $749,004.84

       12/1/01 - 11/30/02                  $63,636.15           $763,633.80

       12/1/02 - 11/30/03                  $64,855.23           $778,262.76



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             Period                         Monthly             Annual Base
                                           Base Rent                Rent

       12/1/03 - 11/30/04                  $66,074.32           $792,891.84

       12/1/04 - 11/30/05                  $67,293.40           $807,520.80

       12/1/05 - 11/30/06                  $68,512.48           $822,149.76

       12/1/06 - 11/30/07                  $69,731.57           $836,778.84

       12/1/07 - 11/30/08                  $70,950.65           $851,407.80

       12/1/08 - 11/30/09                  $72,169.73           $866,036.76


7.  Tenant's Proportionate Share:           5.568%

8.  Base Year:                              1999

9.  Security Deposit:                       $61,197.98

10. Broker(s):                              Hines and BKB Commercial

11. Exhibits:

    A        Floor Plan of Premises
    A-1      Floor Plan of Expansion Space
    B        Workletter
    C        Rules and Regulations


     1.   DEMISE AND TERM.

     Landlord leases to Tenant and Tenant leases from Landlord the Premises, as described in Item 1 of the Schedule and shown on the plans attached hereto as Exhibit A, subject to the covenants and conditions set forth in this Lease, for a term (the "Term") commencing on the Commencement Date, as described in Item 2 of the Schedule, and expiring on the Expiration Date, as described in Item 3 of the Schedule, unless extended or terminated earlier as otherwise provided in this Lease.

     2.   RENT.

          A. Definitions. For purposes of this Lease, the following terms shall have the following meanings:



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

               (i) "Base Year" shall mean the year set forth in Item 8 of the Schedule.

               (ii) [intentionally omitted]

               (iii) [intentionally omitted]

               (iv) "Expenses" shall mean any and all reasonable expenses, costs and disbursements (other than Taxes) of any kind and nature whatsoever incurred by Landlord in connection with the ownership, leasing, management, maintenance, operation and repair of the Building (including, without limitation, the costs of maintaining and repairing parking lots, parking structures and easements, property management fees, increased interest costs as specified below, salaries, fringe benefits and related costs, insurance costs of every kind and nature, heating and airconditioning costs, common area utility costs, sewer and water charges, the costs of routine repairs, maintenance and decorating and the Building's share of costs and expenses of the Development) which Landlord shall pay or become obligated to pay in respect of a calendar year (regardless of when such Expenses were incurred), except the following: (i) costs of alterations of tenants' premises; (ii) costs of capital improvements and costs of curing construction defects; (iii) depreciation; (iv) interest and principal payments on mortgages, and other debt costs; (v) real estate brokers' leasing commissions or compensation; (vi) any cost or expenditure (or portion thereof) for which Landlord is reimbursed, whether by insurance proceeds or otherwise, and (vii) cost of any service furnished to any other occupant of the Building which Landlord does not make available to Tenant hereunder. Notwithstanding anything contained herein to the contrary, depreciation of any capital improvements made after the date of this Lease which are intended to reduce Expenses or which are required under any governmental laws, regulations, or ordinances which were not applicable to the Building at the time it was constructed, shall be included in Expenses. The useful life of any such improvement shall be reasonably determined by Landlord. In addition, interest on the undepreciated cost of any such improvement (at the prevailing construction loan rate available to Landlord on the date the cost of such improvement was incurred) shall also be included in Expenses. Landlord may, in a reasonable manner, allocate insurance premiums for so-called "blanket" insurance policies which insure other properties as well as the Building and said allocated amount shall be deemed to be an Expenses.

               (v) "Rent" shall mean Base Rent, Adjustment Rent and any other sums or charges due by Tenant hereunder.

               (vi) "Taxes" shall mean all taxes, assessments and fees levied upon the Building, the property of Landlord located therein or the rents collected therefrom, by any governmental entity based upon the ownership, leasing, renting or operation of the Building, including all costs and expenses of protesting any such taxes,



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

          assessments or fees. Taxes shall not include any net income, capital stock, succession, transfer, franchise, gift, estate or inheritance taxes; provided, however, if at any time during the Term, a tax or excise on income is levied or assessed by any governmental entity, in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, such tax shall constitute and be included in Taxes. For the purpose of determining Taxes for any given year, the amount to be included for such year shall be Taxes which are assessed or become a lien during such year rather than Taxes which are due for payment or paid during such year.

               (vii) "Tenant's Proportionate Share" shall mean the percentage set forth in Item 7 of the Schedule which has been determined by dividing the Rentable Square Feet of the Premises by the Rentable Square Feet of the Building.

          B. Components of Rent. Tenant agrees to pay the following amounts to Landlord at the office of the Building or at such other place as Landlord designates:

               (i) Base rent ("Base Rent") to be paid in monthly installments in the amount set forth in Item 6 of the Schedule in advance on or before the first day of each month of the Term, without demand.

               (ii) Adjustment rent ("Adjustment Rent") in an amount equal to Tenant's Proportionate Share of (a) Expenses for any calendar year which exceed Expenses for the Base Year and (b) Taxes for any calendar year which exceed Taxes for the Base Year. Prior to each calendar year, or as soon as reasonably possible, Landlord shall estimate and notify Tenant of the amount of Adjustment Rent due for such year, and Tenant shall pay Landlord one-twelfth of such estimate on the first day of each month during such year. Such estimate may be revised by Landlord whenever it obtains information relevant to making such estimate more accurate. After the end of each calendar year, Landlord shall deliver to Tenant a report setting forth the actual Expenses and Taxes for such calendar year and a statement of the amount of Adjustment Rent that Tenant has paid and is payable for such year. Tenant acknowledges that actual Taxes for a calendar year may not be determined until after actual Expenses for such calendar year are determined. Accordingly, Tenant acknowledges that Landlord may report the actual Expenses and actual Taxes for a calendar year separately. Within thirty (30) days after receipt of such report or reports, Tenant shall pay to Landlord the amount of Adjustment Rent due for such calendar year minus any payments of Adjustment Rent made by Tenant for such year, it being acknowledged by Tenant that if Landlord separately reports actual Expenses and actual Taxes for a calendar year, Landlord may reasonably allocate Adjustment Rent paid by Tenant for such calendar year between Expenses and Taxes for such calendar year. If Tenant's estimated payments of Adjustment Rent exceed the amount due Landlord for such calendar year, Landlord shall apply such excess as a credit against Tenant's other obligations under this Lease or promptly refund such excess



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          to Tenant if the Term has already expired, provided Tenant is not then in default hereunder, in either case without interest to Tenant.

               (iii) [intentionally omitted]

          C. Payment of Rent. The following provisions shall govern the payment of Rent: (i) if this Lease commences or ends on a day other than the first day or last day of a calendar year, respectively, the Rent for the year in which this Lease so begins or ends shall be prorated and the monthly installments shall be adjusted accordingly; (ii) except as may be specifically provided to the contrary elsewhere in this Lease, all Rent shall be paid to Landlord without offset or deduction, and the covenant to pay Rent shall be independent of every other covenant in this Lease; (iii) if during all or any portion of any year the Building is not fully rented and occupied, Landlord shall make an appropriate adjustment of variable Expenses for such year to determine the Expenses that would have been paid or incurred by Landlord had the Building been fully rented and occupied for the entire year and the amount so determined shall be deemed to have been the Expenses for such year; (iv) any sum due from Tenant to Landlord which is not paid when due shall bear interest from the date due until the date paid at the annual rate of two percentage (2%) points above the rate then most recently announced by The First National Bank of Chicago, NBD, as its corporate base lending rate, from time to time in effect, but in no event higher than the maximum rate permitted by law (the "Default Rate"); and, in addition, Tenant shall pay Landlord a late charge for any Rent payment which is paid more than five (5) days after its due date equal to five percent (5%) of such payment; (v) if changes are made to this Lease or the Building changing the number of square feet contained in the Premises or in the Building, Landlord shall make an appropriate adjustment to Tenant's Proportionate Share; (vi) Tenant shall have the right to inspect Landlord's accounting records relative to Expenses and Taxes during normal business hours at any time within thirty (30) days following the furnishing to Tenant of the annual statement of Adjustment Rent; and, unless Tenant shall take written exception to any item in any such statement within such thirty
     (30) day period, such statement shall be considered as final and accepted by Tenant; (vii) in the event of the termination of this Lease prior to the determination of any Adjustment Rent, Tenant's agreement to pay any such sums and Landlord's obligation to refund any such sums (provided Tenant is not in default hereunder) shall survive the termination of this Lease;
     (viii) no adjustment to the Rent by virtue of the operation of the rent adjustment provisions in this Lease shall result in the payment by Tenant in any year of less than the Base Rent shown on the Schedule; (ix) Landlord may at any time change the fiscal year of the Building; (x) each amount owed to Landlord under this Lease for which the date of payment is not expressly fixed shall be due on the same date as the Rent listed on the statement showing such amount is due; and (xi) if Landlord fails to give Tenant an estimate of Adjustment Rent prior to the beginning of any calendar year, Tenant shall continue to pay Adjustment Rent, at the rate for the previous calendar year until Landlord delivers such estimate, at which time Tenant shall pay retroactively the increased amount for all previous months of such calendar year.



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

     3. USE. Tenant agrees that it shall occupy and use the Premises only as nongovernmental business offices and for no other purposes. Tenant shall, at its own cost and expense, comply with all federal, state and municipal laws, ordinances, rules and regulations issued by any governmental authority and all covenants, conditions and restrictions of record which relate to the condition, use or occupancy of the Premises, including, without limitation, any applicable rules and regulations of the Development.

     4. CONDITION OF PREMISES. Tenant shall accept the Premises in their "as is" condition and Tenant's taking possession of the Premises shall be conclusive evidence that the Premises were in good order and satisfactory condition when Tenant took possession. No agreement of Landlord to alter, remodel, decorate, clean or improve the Premises or the Building (or to provide Tenant with any credit or allowance for the same), and no representation regarding the condition of the Premises or the Building, have been made by or on behalf of Landlord or relied upon by Tenant, except, however, Landlord shall complete the Work in accordance with the Workletter.

     5.   BUILDING SERVICES.

          A. Basic Services. So long as Tenant is not in default hereunder, Landlord shall furnish the following services: (i) heating, ventilating and air conditioning to provide a temperature condition required, in Landlord's reasonable judgment, for comfortable occupancy of the Premises under normal business operations, daily from 8:00 A.M. to 6:00 P.M. (Saturday from 8:00 A.M. to 12:00 Noon), Sundays and holidays excepted; (ii) water for drinking, and, subject to Landlord's approval, water at Tenant's expense for any private restrooms and office kitchen requested by Tenant; (iii) men's and women's restrooms at locations designated by Landlord, in common with other tenants of the Building; (iv) janitor service in the Premises and common areas of the Building; (v) maintenance of exterior common areas of the Building, including snow removal as necessary and maintenance of the landscaped areas; and (vi) elevator service in common with Landlord and other tenants of the Building.

          B. Electricity. The Premises shall be separately metered for electrical use. Electricity shall be distributed to the Premises by the electric utility company serving the Building and Landlord shall permit Landlord's wire and conduits, to the extent available, suitable and safely capable, to be used for such distribution. Tenant at its cost shall make all necessary arrangements with the electric utility company for metering and paying for electric current furnished to the Premises. All electricity used during the performance of janitor service, or the making of any alterations or repairs in the Premises, or the operation of any special air conditioning systems serving the Premises shall be paid for by Tenant.

          C. Telephones. Tenant shall arrange for telephone service directly with one or more of the public telephone companies servicing the Building and shall be solely responsible for paying for such telephone service. If Landlord acquires ownership of the telephone cables in the Building at any time, Landlord shall permit Tenant to connect to such cables on such



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

     terms and conditions as Landlord may reasonably prescribe. In no event does Landlord make any representation or warranty with respect to telephone service in the Building and Landlord shall have no liability with respect thereto.

          D. Additional Services. Landlord shall not be obligated to furnish any services other than those stated above. If Landlord elects to furnish services requested by Tenant in addition to those stated above (including services at times other than those stated above), Tenant shall pay one hundred twenty percent (120%) of Landlord's actual cost to furnish such services. If Tenant shall fail to make any such payment, Landlord may, without notice to Tenant and in addition to all other remedies available to Landlord, discontinue any additional services. No discontinuance of any such service shall result in any liability of Landlord to Tenant or be considered as an eviction or a disturbance of Tenant's use of the Premises. In addition, if Tenant's concentration of personnel or equipment adversely affects the temperature or humidity in the Premises or the Building, Landlord may install supplementary air conditioning units in the Premises, and Tenant shall pay one hundred twenty percent (120%) of the cost of installation, operation and maintenance thereof.

          E. Failure or Delay in Furnishing Services. Tenant agrees that Landlord shall not be liable for damages for failure or delay in furnishing any service stated above if such failure or delay is caused, in whole or in part, by any one or more of the events stated in Section 24.J. below, nor shall any such failure or delay be considered to be an eviction or disturbance of Tenant's use of the Premises, or relieve Tenant from its obligation to pay any Rent when due or from any other obligations of Tenant under this Lease.

     6. RULES AND REGULATIONS. Tenant shall observe and comply, and shall cause its subtenants, assignees, invitees, employees, contractors and agents to observe and comply, with the Rules and Regulations listed on Exhibit C attached hereto and with such reasonable modifications and additions thereto as Landlord may make from time to time. Landlord shall not be liable for failure of any person to obey the Rules and Regulations. Landlord shall not be obligated to enforce the Rules and Regulations against any person, and the failure of Landlord to enforce any such Rules and Regulations shall not constitute a waiver thereof or relieve Tenant from compliance therewith, provided, however, that Landlord shall not discriminate against Tenant in the enforcement of such Rules and Regulations.

     7. CERTAIN RIGHTS RESERVED TO LANDLORD. Landlord reserves the following rights, each of which Landlord may exercise without notice to Tenant and without liability to Tenant, and the exercise of any such rights shall not be deemed to constitute an eviction or disturbance of Tenant's use or possession of the Premises and shall not give rise to any claim for set-off or abatement of rent or any other claim: (a) to change the name or street address of the Building or the suite number of the Premises; (b) to install, affix and maintain any and all signs on the exterior or interior of the Building; (c) to make repairs, decorations, alterations, additions or improvements, whether structural or otherwise, in and about the Building, and for such purposes to enter upon the Premises, temporarily close doors, corridors and other areas of the Building and



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

interrupt or temporarily suspend services or use of common areas, and Tenant agrees to pay Landlord for overtime and similar expenses incurred if such work is done other than during ordinary business hours at Tenant's request; (d) to retain at all times, and to use in appropriate instances, keys to all doors within and into the Premises; (e) to grant to any person or to reserve unto itself the exclusive right to conduct any business or render any service in the Building; (f) to show or inspect the Premises at reasonable times and, if vacated or abandoned, to prepare the Premises for reoccupancy; (g) to install, use and maintain in and through the Premises pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises; (h) to take any other action which Landlord deems reasonable in connection with the operation, maintenance, marketing or preservation of the Building; and (i) to approve the weight, size and location of safes or other heavy equipment or articles, which articles may be moved in, about or out of the Building or Premises only at such times and in such manner as Landlord shall direct, at Tenant's sole risk and responsibility.

     8. MAINTENANCE AND REPAIRS. Tenant, at its expense, shall maintain and keep the Premises in good order and repair at all times during the Term.
Landlord shall perform any maintenance or make any repairs to the Building or Premises as Landlord shall desire or deem necessary for the safety, operation or preservation of the Building, or as Landlord may be required or requested to do by the order or decree of any court or by any other proper authority. Tenant shall reimburse Landlord for any such maintenance or repairs of the Premises.

     9.   ALTERATIONS.

          A. Requirements. Tenant shall not make any replacement, alteration, improvement or addition to or removal from the Premises (collectively an "alteration") without the prior written consent of Landlord, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, Tenant may perform an alteration to the interior of the Premises without
     Landlord's prior written consent provided such alteration (or the performance thereof) does not (i) affect the mechanical, electrical, HVAC, life safety, or other Building operating systems, (ii) affect the structural components of the Building or require penetration of the floor or ceiling of the Premises, (iii) involve the use or disturbance of any Hazardous Material (as hereinafter defined) or (iv) cost more than $10,000.00 in any one instance, and further provided that Tenant gives Landlord prior written notice of such alteration and further provided that such alteration (and the performance thereof) shall otherwise be in compliance with the provisions of this Article 9 (except for the requirement of Landlord's consent).

          If Tenant proposes to make any alteration, Tenant shall, prior to commencing such alteration, submit to Landlord for prior written approval:
     (i) detailed plans and specifications; (ii) the names, addresses and copies of contracts for all contractors; (iii) all necessary permits evidencing compliance with all applicable governmental rules, regulations and requirements; (iv) certificates of insurance in form and amounts required by Landlord, naming Landlord, its managing agent and any other parties designated by Landlord as additional insureds; and

     (v) all other documents and information as Landlord may reasonably request in connection with such alteration; provided, however, that with respect to alterations which cost less than $20,000.00, Landlord's charge for review shall be $100.00 and there shall be no supervisory fee payable to Landlord in connection with such alteration. Tenant agrees to pay Landlord's reasonable charges for review (including, without limitation, any architectural or engineering review) of all such items and supervision of the alteration. Neither approval of the plans and specifications nor supervision of the alteration by Landlord shall constitute a representation or warranty by Landlord as to the accuracy, adequacy, sufficiency or propriety of such plans and specifications or the quality of workmanship or the compliance of such alteration with applicable law. Tenant shall pay the entire cost of the alteration and, if requested by Landlord, shall deposit with Landlord, prior to the commencement of the alteration, security for the payment and completion of the alteration in form and amount required by Landlord. Each alteration shall be performed in a good and workmanlike manner, in accordance with the plans and specifications approved by Landlord, and shall meet or exceed the standards for construction and quality of materials established by Landlord for the Building. In addition, each alteration shall be performed in compliance with all applicable governmental and insurance company laws, regulations and requirements. Each alteration shall be performed by a reputable contractor selected by Tenant, subject to Landlord's approval, and capable of working in harmony with
     Landlord's employees, contractors and other tenants. Each alteration, whether temporary or permanent in character, made by Landlord or Tenant in or upon the Premises (excepting only Tenant's furniture, equipment and trade fixtures) shall become Landlord's property and shall remain upon the Premises at the expiration or termination of this Lease without compensation to Tenant; provided, however, that if such alteration is in Landlord's judgment not a customary office improvement, then Landlord shall have the right to require Tenant to remove such alteration at Tenant's sole cost and expense in accordance with the provisions of Section 14 of this Lease, which required removal shall be specified by Landlord when Landlord consents to Tenant's requested alterations. Notwithstanding the foregoing, Landlord shall not have the right to require Tenant to remove such alterations if such alterations were performed at the request of Landlord to comply with the requirements of applicable laws or otherwise. The requirements of this Section 9.A. are not applicable to Landlord's Work under the Workletter.

          B. Liens. Upon completion of any alteration, Tenant shall promptly furnish Landlord with sworn owner's and contractors' statements and full and final waivers of lien covering all labor and materials included in such alteration. Tenant shall not permit any mechanic's lien to be filed against the Building, or any part thereof, arising out of any alteration performed, or alleged to have been performed, by or on behalf of Tenant. If any such lien is filed, Tenant shall within ten (10) days thereafter have such lien released of record or deliver to Landlord a bond in form, amount, and issued by a surety satisfactory to Landlord, indemnifying Landlord against all costs and liabilities resulting from such lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien so released or to deliver such bond to Landlord, Landlord, without investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

     10.  INDEMNIFICATION AND INSURANCE.

          A. Damage or Injury. Landlord shall not be liable to Tenant, and Tenant hereby waives all claims against Landlord or its agents, officers, employees or contractors (each a "Landlord Party"), for any damage to or loss or theft of any property or for any bodily or personal injury, illness or death of any person in, on or about the Premises or the Building arising at any time and from any cause whatsoever, except to the extent caused by the negligence or wilful misconduct of the respective Landlord Party. Tenant shall indemnify and defend each Landlord Party against and hold each Landlord Party harmless from all claims, demands, liabilities, damages, losses, costs and expenses, including reasonable attorneys' fees and disbursements, arising from or related to any use or occupancy of the Premises, or any condition of the Premises, or any default in the performance of Tenant's obligations under this Lease, or any damage to any property (including property of employees and invitees of Tenant) or any bodily or personal injury, illness or death of any person (including employees of Tenant) occurring in, on or about the Premises or any part hereof arising at any time and from any cause whatsoever (except to the extent caused by the negligence or willful misconduct of the respective Landlord Party) or occurring in, on or about any part of the Building other than the Premises when such damage, bodily or personal injury, illness or death is caused by any act or omission of Tenant or its agents, officers, employees or contractors. This Section 10.A. shall survive the termination of this Lease with respect to any damage, bodily or personal injury, illness or death occurring prior to such termination.

          B. Insurance Coverages and Amounts. Tenant shall, at all times during the term of this Lease and at Tenant's sole cost and expense, obtain and keep in force the insurance coverages and amounts set forth in this Section 10.B. Tenant shall maintain commercial general liability insurance, including contractual liability, broad form property damage liability, fire legal liability, premises and completed operations, with limits not less than one million dollars ($1,000,000) per occurrence and aggregate, with additional umbrella liability coverage of not less than eighteen million dollars ($18,000,000.00) general aggregate, insuring against claims for bodily injury, personal injury and property damage arising from the use, occupancy or maintenance of the Premises and the Building. The policy shall contain an exception to any pollution exclusion which insures damage or injury arising out of heat, smoke or fumes from a hostile fire. Tenant shall maintain business auto liability insurance with limits not less than one million dollars ($1,000,000) per accident covering owned, hired . and non-owned vehicles used by Tenant. Tenant shall maintain umbrella excess liability insurance on a following form basis in excess of the required commercial general liability, business auto and employers liability insurance with limits not less than five million dollars ($5,000,000) per occurrence and aggregate. Tenant shall maintain workers' compensation insurance for all of its employees in statutory limits in the state in which the Building is located and employers liability insurance which affords not less than five hundred thousand dollars ($500,000) for each coverage. Tenant shall maintain all risk property insurance for all personal property of Tenant and improvements, fixtures and equipment constructed or installed by Tenant in the Premises in an amount not less than the full replacement cost, which shall include extra expense coverage with limits not less than four (4) months Rent obligation of Tenant under this Lease. If required by Landlord, Tenant shall maintain boiler and machinery insurance against loss or damage from an accident from the equipment in the Premises in an amount determined by Landlord and plate glass insurance coverage against breakage of plate glass in the Premises. Any deductibles selected by Tenant shall be the sole responsibility of Tenant.

          C. Insurance Requirements. All insurance and all renewals thereof shall be issued by companies with a rating of at least "A-" "VIII" or better in the current edition of Best's Insurance Reports and be licensed to do and doing business in the state in which the Building is located. Each policy shall expressly provide that the policy shall not be canceled or materially altered without thirty (30) days prior written notice to Landlord and shall remain in effect notwithstanding any such cancellation or alteration until such notice shall have been given to Landlord and such period of thirty (30) days shall have expired. All liability insurance (except employers liability) shall name Landlord, Landlord's lender, if any, and Landlord's property manager as additional insureds, shall be primary and noncontributing with any insurance which may be carried by Landlord, shall afford coverage for all claims arising out of any insured act, omission, event or condition that occurred or arose (or the onset of which occurred or arose) during the policy period, and shall expressly provide that Landlord, although named as an insured, shall nevertheless be entitled to recover under the policy for any loss, injury or damage to Landlord. All property insurance shall name Landlord as loss payee as respects Landlord's interest in any improvements and betterments. Tenant shall deliver certificates of insurance, acceptable to Landlord, to Landlord at least ten (10) days before the Commencement Date and at least ten (10) days before expiration of each policy. If Tenant fails to insure or fails to furnish any such insurance certificate, Landlord shall have the right from time to time to effect such insurance for the benefit of Tenant or Landlord or both of them, and Tenant shall pay to Landlord on written demand, as additional rent, all premiums paid by Landlord.

          D. Waiver of Subrogation. Each party hereto hereby waives all claims for recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies to the extent of any recovery collectible under such insurance, subject to the limitation that this waiver shall apply only when it is either permitted or, by the use of such good faith efforts, could have been so permitted by the applicable policy of insurance. Tenant shall cause its fire and extended coverage policy to include a provision or endorsement by which the insurer expressly waives all rights of subrogation which such insurers might have had against Landlord.

          E. Landlord's Insurance. Landlord shall, during the term of this Lease, procure and maintain such property and liability insurance with respect to the Building as is from time to time customarily maintained by owners of similar office buildings in the Itasca/Schaumburg, Illinois area. Landlord may provide such coverages through blanket policies of insurance or through programs of self-insurance.

     11.  FIRE OR OTHER CASUALTY.

          A. Destruction of the Building. If the Building should be substantially destroyed (which, as used herein, means destruction or damage to at least 50% of the Building) by fire or other casualty, either party hereto may, at its option, terminate this Lease by giving written notice thereof to the other party within thirty (30) days of such casualty. In such event, the Rent shall be apportioned to and shall cease as of the date of such casualty. If neither party exercises this option, then the Premises shall be reconstructed and restored, at Landlord's expense, to substantially the same condition as they were prior to the casualty.

          B. Destruction of the Premises. If the Premises are damaged, in whole or in part, by fire or other casualty, but the Building is not substantially destroyed as provided above, or if a portion of the Building is destroyed, but the Building is not substantially destroyed as provided above, such that the Premises are inaccessible or otherwise the Premises cannot be used for the conduct of business, then the parties hereto shall have the following options:

               (i) If, in Landlord's reasonable judgment, the Premises or such portion of the Building cannot be reconstructed or restored within one hundred twenty (120) days of such casualty to substantially the same condition as they were in prior to such casualty, Landlord may terminate this Lease by written notice given to Tenant within thirty
          (30) days of the casualty. If, in Landlord's reasonable judgment, the Premises or such portion of the Building cannot be reconstructed or restored within one hundred twenty (120) days of such casualty to substantially the same condition as they were in prior to such casualty, but nonetheless Landlord does not so elect to terminate this Lease, then Landlord shall notify Tenant, within thirty (30) days after the casualty, of the amount of time necessary, as reasonably estimated by Landlord, to reconstruct or restore the Premises. After receipt of such notice from Landlord, Tenant may elect to terminate this Lease. This election shall be made by Tenant by giving written notice to Landlord within thirty (30) days after the date of Landlord's notice. If neither party terminates this Lease pursuant to the foregoing, Landlord shall proceed with all due diligence to reconstruct and restore the Premises or portions of the Building sufficient to permit Tenant access to the Premises and use thereof, as applicable, to substantially the same condition as they were in prior to the casualty. In such event this Lease shall continue in full force and effect to the balance of the term, upon the same terms, conditions and covenants as are contained herein; provided, however, that the Rent shall be abated in the proportion which the approximate area of the damaged or unused portions of the Premises portion bears to the total area in the Premises, from the date of the casualty until substantial completion of the reconstruction of the Premises or applicable portions of the Building.

               Notwithstanding the above, if the casualty occurs during the last twelve (12) months of the term of this Lease, either party hereto shall have the right to terminate this Lease as of the date of the casualty, which right shall be exercised by written notice to be given by either party to the other party within thirty (30) days therefrom. If this right is exercised, Rent shall be apportioned to and shall cease as of the date of the casualty. After a casualty occurs during the last twelve (12) months of the term of the Lease, Tenant may not exercise any renewal options without first obtaining Landlord's written consent.

               Additionally, notwithstanding anything contained herein to the contrary, Landlord shall have no duty to repair or restore the Premises or Building if the damage is due to an uninsurable casualty, or if insurance proceeds are insufficient to pay for such repair or restoration, or if the holder of any mortgage, deed of trust or similar instrument applies proceeds of insurance to reduce its loan balance and the remaining proceeds, if any, available to Landlord are not sufficient to pay for such repair or restoration. If Landlord elects not to repair or restore the Premises or the Building as provided above, Landlord shall provide written notice of such election to Tenant within thirty (30) days after the date of the casualty.

               (ii) If, in Landlord's reasonable judgment, the Premises are able to be restored within one hundred twenty (120) days of such casualty to substantially the same condition as they were prior to such casualty, Landlord shall so notify Tenant within thirty (30) days of the casualty, and Landlord shall then proceed with all due diligence to reconstruct and restore the damaged portion of the Premises, at Landlord's expense, to substantially the same condition as it was prior to the casualty, Rent shall be abated in the proportion which the approximate area of the damaged portion bears to the total area in the Premises from the date of the casualty until substantial completion of the reconstruction repairs, and this Lease shall continue in full force and effect for the balance of the term, upon the same terms, conditions and covenants as are contained herein.

               (iii) If Landlord undertakes reconstruction or restoration of the Premises pursuant to subparagraph (i) or (ii) above, Landlord shall use reasonable diligence in completing such reconstruction repairs, but if Landlord fails to substantially complete the same within one hundred eighty (180) days from the date of the casualty (except however, if under subparagraph (i) above Landlord notified Tenant that it would take longer than one hundred twenty (120) days to reconstruct or restore the Premises, but Tenant nonetheless elected not to terminate the Lease but require Landlord to reconstruct or restore the Premises, then the foregoing one hundred and eighty (180) day period shall be extended to the time period set forth in Landlord's notice plus sixty (60) days), except as a result of any of the occurrences set forth in Section 24.J. below, Tenant may, at its option, terminate this Lease upon giving Landlord written notice to that effect, whereupon both parties shall be released from all further obligations and liability hereunder.

     12. CONDEMNATION. If the Premises or the Building is rendered untenantable by reason of a condemnation (or by a deed given in lieu thereof), then either party may terminate this Lease by giving written notice of termination to the other party within thirty (30) days after such condemnation, in which event this Lease shall terminate effective as of the date of such condemnation. If this Lease so terminates, Rent shall be paid through and apportioned as of the date of such condemnation. If such condemnation does not render the Premises or the Building untenantable, this Lease shall continue in effect and Landlord shall promptly restore the portion not condemned to the extent reasonably possible to the condition existing prior to the condemnation. In such event, however, Landlord shall not be required to expend an amount in excess of the proceeds received by Landlord from the condemning authority. Landlord reserves all rights to compensation for any condemnation. Tenant hereby assigns to Landlord any right Tenant may have to such compensation, and Tenant shall make no claim against Landlord or the condemning authority for compensation for termination of Tenant's leasehold interest under this Lease or interference with Tenant's business.

     13.  ASSIGNMENT AND SUBLETTING.

               A. Landlord's Consent. Tenant shall not, without the prior written consent of Landlord: (i) assign, convey, mortgage or otherwise transfer this Lease or any interest hereunder, or sublease the Premises, or any part thereof, whether voluntarily or by operation of law; or (ii) permit the use of the Premises by any person other than Tenant and its employees. Any such transfer, sublease or use described in the preceding sentence (a "Transfer") occurring without the prior written consent of Landlord shall be void and of no effect. Landlord's consent to any Transfer shall not constitute a waiver of Landlord's right to withhold its consent to any future Transfer. Landlord's consent to any Transfer or acceptance of rent from any party other than Tenant shall not release Tenant from any covenant or obligation under this Lease. Landlord may require as a condition to its consent to any assignment of this Lease that the assignee execute an instrument in which such assignee assumes the obligations of Tenant hereunder. For the purposes of this paragraph, the transfer (whether direct or indirect) of all or a majority of the capital stock in a corporate Tenant (other than the shares of the capital stock of a corporate Tenant whose stock is publicly traded) or the merger, consolidation or reorganization of such Tenant, the transfer of all or any general partnership interest in any partnership Tenant and any change in the manager of any limited liability company Tenant shall be considered a Transfer.

               B. Standards for Consent. If Tenant desires the consent of Landlord to a Transfer, Tenant shall submit to Landlord, at least thirty (30) days prior to the proposed effective date of the Transfer, a written notice which includes such information as Landlord may require about the proposed Transfer and the transferee, together with a non-refundable processing fee in the amount of one hundred dollars ($100.00). If Landlord does not terminate this Lease, in whole or in part, pursuant to Section 13.C, Landlord shall not unreasonably withhold its consent to any assignment or sublease, which consent or lack thereof shall be provided within fifteen (15) days of receipt of Tenant's notice. Landlord shall not be deemed to have unreasonably withheld its consent if, in the judgment of Landlord: (i) the transferee is of a character or engaged in a business which is not in keeping with the standards or criteria used by Landlord in leasing the Building; (ii) the financial condition of the transferee is such that it may not be able to perform its obligations in connection with this Lease; (iii) the transferee is a tenant of the Building, unless, however, Landlord cannot accommodate the space needs of such proposed transferee in the Building; (iv) the transferee and Landlord have executed a written letter of intent for the lease of space in the Building; (v) the transferee is a governmental unit; (vi) Tenant is in Default under this Lease; (vii) in the judgment of Landlord, such a Transfer would violate any term, condition, covenant or agreement of the Landlord involving the Building or any other tenant's lease within it; or (viii) any other basis which Landlord reasonably deems appropriate. If Landlord wrongfully withholds its consent to any Transfer, Tenant's soleand exclusive remedy therefor shall be to seek specific performance of Landlord's obligation to consent to such Transfer; provided, however, that notwithstanding the foregoing, if it is determined by a court of competent jurisdiction that Landlord wilfully and maliciously withheld its consent to a proposed Transfer, then, in addition to such remedy of specific performance, Tenant shall be entitled to direct damages suffered by Tenant as a result of such withholding.

               C. Recapture. Landlord shall have the right to terminate this Lease as to that portion of the Premises covered by a Transfer. Landlord may exercise such right to terminate by giving notice to Tenant at any time within fifteen (15) days after the date on which Tenant has furnished to Landlord all of the items required under
          Section 13.B; provided, however, that if Landlord so elects to terminate this Lease as to that portion of the Premises covered by a proposed transfer, then Tenant shall have the right, by written notice given to Landlord within three (3) days after receipt of Landlord's election, to revoke Tenant's request for consent to the proposed Transfer, in which event Landlord's termination of this Lease shall be of no further force and effect and Tenant shall not enter into such Transfer. If Landlord exercises such right to terminate, Landlord shall be entitled to recover possession of, and Tenant shall surrender such portion of, the Premises (with appropriate demising partitions erected at the expense of Tenant) on the later of (i) the effective date of the proposed Transfer, or (ii) sixty (60) days after the date of Landlord's notice of termination. If Landlord exercises such right to terminate, Landlord shall have the right to enter into a lease with the proposed transferee without incurring any liability to Tenant on account thereof. Notwithstanding the foregoing, however, Landlord shall not have such right to terminate this Lease as to a portion of the Premises covered by a proposed Transfer if the proposed Transfer is a sublease with a term of less than two (2) years and for less than 7,000 square feet. If Landlord consents to any Transfer, Tenant shall pay to Landlord all rent and other consideration received by Tenant in excess of the Rent paid by Tenant hereunder for the portion of the Premises so transferred. Such rent shall be paid as and when received by Tenant. In addition, Tenant shall pay to Landlord any reasonable attorneys' or other fees and expenses incurred by Landlord in connection with any proposed Transfer, whether or not Landlord consents to such Transfer.

               D. Assignment or Sublet to Affiliate. Notwithstanding anything to the contrary in this Section 15, Landlord's consent shall not be required for an assignment or sublet to an Affiliate (as hereinafter defined), and the provisions of Section 15.C above shall not be applicable to such assignment or sublet, as long as (a) Tenant provides to Landlord evidence, in form and substance satisfactory to Landlord, that such Affiliate has a net worth greater than or equal to that of Tenant as of the date hereof, (b) Tenant is not in default under this Lease, and (c) Tenant gives reasonable advance notice to Landlord of the proposed assignment or sublet and reasonable evidence of the net worth of the Affiliate. No such transfer to an Affiliate, however, shall release Tenant from any liability or obligation under this Lease. As used herein, "Affiliate" shall mean any corporation (i) which then owns and controls Tenant; (ii) is then owned and controlled by Tenant; (iii) is then owned and controlled by an entity described in (i); (iv) with which Tenant may merge or consolidate; or (v) which acquires all or substantially all of the capital stock or assets of Tenant.

     14. SURRENDER. Upon termination of the Term or Tenant's right to possession of the Premises, Tenant shall return the Premises to Landlord in good order and condition, ordinary wear and damage by fire or other casualty excepted. If Landlord requires Tenant to remove any alterations pursuant to
Section 9, then such removal shall be done in a good and workmanlike manner, and upon such removal Tenant shall restore the Premises to its condition prior to the installation of such alterations. If Tenant does not remove such alterations after request to do so by Landlord, Landlord may remove the same and restore the Premises, and Tenant shall pay the cost of such removal and restoration to Landlord upon demand. Tenant shall also remove its furniture, equipment, trade fixtures and all other items of personal property from the Premises prior to termination of the Term or Tenant's right to possession of the Premises. If Tenant does not remove such items, Tenant shall be conclusively presumed to have conveyed the same to Landlord without further payment or credit by Landlord to Tenant, or at Landlord's sole option such items shall be deemed abandoned, in which event Landlord may cause such items to be removed and disposed of at Tenant's expense, which shall be 120% of Landlord's actual cost of removal, without notice to Tenant and without obligation to compensate Tenant.

     15.  DEFAULTS AND REMEDIES.

          A. Default. The occurrence of any of the following shall constitute a default (a "Default") by Tenant under this Lease: (i) Tenant fails to pay any Rent when due and such failure is not cured within five (5) days after notice from Landlord given in accordance with Article 23 below (which notice may be in the form of a Landlord statutory five (5) day notice);
     (ii) Tenant fails to perform any other provision of this Lease and such failure is not cured within thirty (30) days (or immediately if the failure involves a hazardous condition) after notice from Landlord given in accordance with Article 23 below; (iii) the leasehold interest of Tenant is levied upon or attached under process of law; or (iv) any voluntary or involuntary proceedings are filed by or against Tenant or any guarantor of this Lease under any bankruptcy, insolvency or similar laws and, in the case of any involuntary proceedings, are not dismissed within thirty (30) days after filing.

          B. Right of Re-Entry. Upon the occurrence of a Default, Landlord may elect to terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Premises. Upon any such termination, Tenant shall immediately surrender and vacate the Premises and deliver possession thereof to Landlord. Tenant grants to Landlord the right to enter and repossess the Premises and to expel Tenant and any others who may be occupying the Premises and to remove any and all property therefrom, without being deemed in any manner guilty of trespass and without relinquishing Landlord's rights to Rent or any other right given to Landlord hereunder or by operation of law.

          C. Termination of Right to Possession. If Landlord terminates Tenant's right to possession of the Premises without terminating this Lease, Landlord may relet the Premises or any part thereof. In such case, Landlord shall use reasonable efforts to relet the Premises on such terms as Landlord shall reasonably deem appropriate; provided, however, Landlord may first lease Landlord's other available space and shall not be required to accept any tenant offered by Tenant or to observe any instructions given by Tenant about such reletting. Tenant shall reimburse Landlord for the costs and expenses of reletting the Premises including, but not limited to, all brokerage, advertising, legal, alteration, redecorating, repairs and other expenses incurred to secure a new tenant for the Premises. In addition, if the consideration collected by Landlord upon any such reletting, after payment of the expenses of reletting the Premises which have not been reimbursed by Tenant, is insufficient to pay monthly the full amount of the Rent, Tenant shall pay to Landlord the amount of each monthly deficiency as it becomes due. If such consideration is greater than the amount necessary to pay the full amount of the Rent, the full amount of such excess shall be retained by Landlord and shall in no event be payable to Tenant.

          D. Termination of Lease. If Landlord terminates this Lease, Landlord may recover from Tenant and Tenant shall pay to Landlord, on demand, as and for liquidated and final damages, an accelerated lump sum amount equal to the amount by which Landlord's estimate of the aggregate amount of Rent owing from the date of such termination through the Expiration Date plus Landlord's estimate of the aggregate expenses of reletting the Premises, exceeds Landlord's estimate of the fair rental value of the Premises for the same period (after deducting from such fair rental value the time needed to relet the Premises and the amount of concessions which would normally be given to a new tenant) both discounted to present value at the rate of five percent (5%) per annum.

          E. Other Remedies. Landlord may, but shall not be obligated to, perform any obligation of Tenant under this Lease, and, if Landlord so elects, all costs and expenses paid by Landlord in performing such obligation, together with interest at the Default Rate, shall be reimbursed by Tenant to Landlord on demand. Any and all remedies set forth in this Lease: (i) shall be in addition to any and all other remedies Landlord may have at law or in equity; (ii) shall be cumulative; and (iii) may be pursued successively or concurrently as Landlord may elect. The exercise of any remedy by Landlord shall not be deemed an election of remedies or preclude Landlord from exercising any other remedies in the future.

          F. Bankruptcy. If Tenant becomes bankrupt, the bankruptcy trustee shall not have the right to assume or assign this Lease unless the trustee complies with all requirements of the United States Bankruptcy Code, and Landlord expressly reserves all of its rights, claims and remedies thereunder.

          G. Waivers of Jury Trial and Certain Damages. Except as specifically provided in Section 16 below, Landlord and Tenant each hereby expressly, irrevocably, fully and forever releases, waives and relinquishes any and all right to trial by jury and any and all right to receive punitive, exemplary and consequential damages from the other (or any past, present or future board member, trustee, director, officer, employee, agent, representative or advisor of the other) in any claim, demand, action, suit, proceeding or cause of action in which Landlord and Tenant are parties, which in any way (directly or indirectly) arises out of, results from or relates to any of the following, in each case whether now existing or hereafter arising and whether based on contract or tort or any other legal basis: this Lease; any past, present or future act, omission, conduct or activity with respect to this Lease; any transaction, event or occurrence contemplated by this Lease; the performance of any obligation or the exercise of any right under this Lease; or the enforcement of this Lease. Landlord and Tenant reserve the right to recover actual or compensatory damages, with interest, attorneys' fees, costs and expenses as provided in this Lease, for any breach of this Lease.

          H. Venue. If either Landlord or Tenant desires to bring an action against the other in connection with this Lease, such action shall be brought in the federal courts located in Chicago, Illinois, or state courts located in DuPage County, Illinois. Landlord and Tenant consent to the jurisdiction of such courts and waive any right to have such action transferred from such courts on the grounds of improper venue or inconvenient forum.

     16. HOLDING OVER. If Tenant retains possession of the Premises after the expiration or termination of the Term or Tenant's right to possession of the Premises, Tenant shall be deemed a tenant at sufferance and Tenant shall pay Rent during such holding over at 150% times the rate in effect immediately preceding such holding over computed on a monthly basis for each month or partial month that Tenant remains in possession. Tenant shall also pay, indemnify and defend Landlord from and against all claims and damages, consequential as well as direct, sustained by reason of Tenant's holding over. If requested by Tenant in writing immediately prior to the expiration of this Lease, Landlord shall inform Tenant of any agreements or on-going negotiations with a tenant or tenants proposing to lease the Premises after expiration or earlier termination of this Lease. The provisions of this section do not waive Landlord's right of re-entry or right to regain possession by actions at law or inequity or any other rights hereunder, and any receipt of payment by Landlord shall not be deemed a consent by Landlord to Tenant's remaining in possession or be construed as creating or renewing any lease or right of tenancy between Landlord and Tenant.

     17. SECURITY DEPOSIT. Upon execution of this Lease, Tenant shall deposit the security deposit set forth in Item 9 of the Schedule (the "Security Deposit") with Landlord as security for the performance of Tenant's obligations under this Lease. Notwithstanding the foregoing, Landlord and Tenant acknowledge that Landlord is holding a security deposit under the Existing Lease (as hereinafter defined) and that such security deposit under the Existing Lease shall be applied against and held by Landlord as a portion of the Security Deposit hereunder and, accordingly, upon execution of this Lease, Tenant shall only be responsible for depositing the balance of the Security Deposit set forth in Item 9 of the Schedule. Upon the occurrence of a Default, Landlord may use all or any part of the Security Deposit for the payment of any Rent or for the payment of any amount which Landlord may pay or become obligated to pay by reason of such Default, or to compensate Landlord for any loss or damage which Landlord may suffer by reason of such Default. If any portion of the Security Deposit is used, Tenant shall within five (5) days after written demand therefor deposit cash with Landlord in an amount sufficient to restore the Security Deposit to its original amount. Landlord shall not be required to keep the Security Deposit separate from its general funds, and Tenant shall not be entitled to interest on the Security Deposit. In no event shall the Security Deposit be considered an advanced payment of Rent, and in no event shall Tenant be entitled to use the Security Deposit for the payment of Rent. If no default by Tenant exists hereunder, the Security Deposit or any balance thereof shall be returned to Tenant within thirty (30) days after the expiration of the Term and vacation of the Premises by Tenant. Landlord shall have the right to transfer the Security Deposit to any purchaser of the Building. Upon such transfer, Tenant shall look solely to such purchaser for return of the Security Deposit, and Landlord shall be relieved of any liability with respect to the Security Deposit. Notwithstanding anything contained herein to the contrary, if Tenant does not exercise its termination right under Section 27 below and, accordingly, Tenant has no further rights to terminate this Lease under said Section 27, then within thirty (30) days after expiration of such time period for exercise of Tenant's termination right, Landlord shall return the security deposit to Tenant, provided, however, that Tenant is not then in default under this Lease as of the date such termination right expired.

     18. SUBSTITUTION OF OTHER PREMISES. At any time hereafter, Landlord may upon thirty (30) days' prior notice to Tenant substitute for the Premises other premises in the Building (the "New Premises"), provided that the New Premises shall be reasonably usable for Tenant's business hereunder, and, if Tenant is already in occupancy of the Premises, then in addition Landlord shall pay all reasonable expenses incurred by Tenant in connection with such relocation, including but not limited to costs of moving, door lettering, telephone relocation, reasonable quantities of new stationery and for improving the New Premises so that they are substantially similar to the Premises. Notwithstanding anything contained herein to the contrary, the New Premises shall be contiguous space on a single floor of the Building and shall be no lower than the fifth
(5th) floor of the Building.

     19. ESTOPPEL CERTIFICATE. Tenant agrees that, from time to time upon not less than ten (10) days' prior request by Landlord, Tenant shall execute and deliver to Landlord a written certificate certifying: (i) that this Lease is unmodified and in full force and effect (or if there have been modifications, a description of such modifications and that this Lease as modified is in full force and effect); (ii) the dates to which Rent has been paid; (iii) that Tenant is in possession of the Premises, if that is the case; (iv) that Landlord is not in default under this Lease, or, if Tenant believes Landlord is in default, the nature thereof in detail; (v) that Tenant has no off-sets or defenses to the performance of its obligations under this Lease (or if Tenant believes there are any off-sets or defenses, a full and complete explanation thereof); (vi) that the Premises have been completed in accordance with the terms and provisions hereof, that Tenant has accepted the Premises and the condition thereof and of all improvements thereto and has no claims against Landlord or any other party with respect thereto; and (vii) such additional matters as may be requested by Landlord, it being agreed that such certificate may be relied upon by any prospective purchaser, mortgagee, or other person having or acquiring an interest in the Building. If Tenant fails to execute and deliver any such certificate within ten days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such certificate in Tenant's name.

     20. SUBORDINATION. This Lease is and shall be expressly subject and subordinate at all times to (i) any ground or underlying lease of the Building, now or hereafter existing, and all amendments, renewals and modifications to any such lease, and (ii) the lien of any mortgage or trust deed now or hereafter encumbering fee title to the Building and/or the leasehold estate under any such lease, unless such ground lease or ground lessor, or mortgage or mortgagee, expressly provides or elects that the Lease shall be superior to such lease or mortgage. If any such mortgage or trust deed is foreclosed, or if any such lease is terminated, upon request of the mortgagee, holder or lessor, as the case may be, Tenant will attorn to the purchaser at the foreclosure sale or to the lessor under such lease, as the case may be. The foregoing provisions are declared to be self-operative and no further instruments shall be required to effect such subordination and/or attornment; provided, however, that Tenant agrees upon request by any such mortgagee, holder, lessor or purchaser at foreclosure, to execute and deliver such subordination and/or attornment instruments as may be required by such person to confirm such subordination and/or attornment, or any other documents required to evidence superiority of the ground lease or mortgage, should ground lessor or mortgage elect such superiority. If Tenant fails to execute and deliver any such instrument or document within ten (10) days after request, Tenant shall be deemed to have irrevocably appointed Landlord and Landlord's beneficiaries as Tenant's attorneys-in-fact to execute and deliver such instrument or document in Tenant's name.

     21. QUIET ENJOYMENT. As long as no Default exists, Tenant shall peacefully and quietly have and enjoy the Premises for the Term, free from interference by Landlord, subject, however, to the provisions of this Lease. The loss or reduction of Tenant's light, air or view will not be deemed a disturbance of Tenant's occupancy of the Premises nor will it affect Tenant's obligations under this Lease or create any liability of Landlord to Tenant.

     22. BROKER. Tenant represents to Landlord that Tenant has dealt only with the broker(s) set forth in Item 10 of the Schedule (collectively, the "Broker") in connection with this Lease and that, insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commission in connection herewith. Tenant agrees to indemnify, defend and hold Landlord and Landlord's beneficiaries and agents harmless from and against any claims for a fee or commission made by any broker, other than the Broker, claiming to have acted by or on behalf of Tenant in connection with this Lease. Landlord agrees to pay the Broker a commission in accordance with a separate agreement between Landlord and the Broker.

     23. NOTICES. All notices and demands to be given by one party to the other party under this Lease shall be given in writing, mailed or delivered to Landlord or Tenant, as the case may be, at the following address:

          If to Landlord:         California Public Employees' Retirement System
                                  c/o Hines Interest Limited Partnership
                                  Three First National Plaza
                                  70 West Madison Street
                                  Suite 440
                                  Chicago, Illinois 60601
                                  Attn: Steve Duncan

          If to Tenant:           Mobile Data Solutions Inc.
                                  One Pierce Place
                                  Suite 1300
                                  Itasca, Illinois 60143
                                  Attn: Linda Kottis

or at such other address as either party may hereafter designate. Notices shall be delivered by hand or by United States certified or registered mail, postage prepaid, return receipt requested, or by a nationally recognized overnight air courier service. Notices shall be considered to have been given upon the earlier to occur of actual receipt or two (2) business days after posting in the United States mail.

     24.  MISCELLANEOUS.

          A. Successors and Assigns. Subject to Section 13 of this Lease, each provision of this Lease shall extend to, bind and inure to the benefit of Landlord and Tenant and their respective legal representatives, successors and assigns, and all references herein to Landlord and Tenant shall be deemed to include all such parties.

          B. Entire Agreement. This Lease, and the riders and exhibits, if any, attached hereto which are hereby made apart of this Lease, represent the complete agreement between Landlord and Tenant, and Landlord has made no representations or warranties except as expressly set forth in this Lease. No modification or amendment of or waiver under this Lease shall be binding upon Landlord or Tenant unless in writing signed by Landlord and Tenant.

          C. Time of Essence. Time is of the essence of this Lease and each and all of its provisions.

          D. Execution and Delivery. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of space or an option for lease, and it is not effective until execution and delivery by both Landlord and Tenant. Execution and delivery of this Lease by Tenant to Landlord shall constitute an irrevocable offer by Tenant to lease the Premises on the terms and conditions set forth herein, which offer may not be revoked for thirty (30) days after such delivery.

          E. Severability. The invalidity or unenforceability of any provision of this Lease shall not affect or impair any other provisions.

          F. Governing Law. This Lease shall be governed by and construed in accordance with the laws of the State of Illinois.

          G. Attorneys' Fees. In any action or proceeding hereunder, the prevailing party shall be entitled to recover from the other party the prevailing party's reasonable costs and expenses in such action or proceeding, including reasonable attorneys' fees, costs and expenses. If either party is sued by a third party as a result of a violation of a covenant or warranty herein contained by the other party hereto, then the party who has violated the covenant or warranty shall be responsible for the reasonable costs and expenses in such action or proceeding incurred by the other party, including reasonable attorneys' fees, costs and expenses.

          H. Delay in Possession. In no event shall Landlord be liable to Tenant if Landlord is unable to deliver possession of the Premises to Tenant on the Commencement Date for causes outside Landlord's reasonable control. If Landlord is unable to deliver possession of the Premises to Tenant by the Commencement Date, the Commencement Date shall be deferred until Landlord can deliver possession to Tenant. As more fully provided under Article 26 above, the term of the Existing Lease shall be extended in the event the Commencement Date hereof does not occur until after the scheduled expiration date of the Existing Lease.

          I. Joint and Several Liability. If Tenant is comprised of more than one party, each such party shall be jointly and severally liable for Tenant's obligations under this Lease.

          J. Force Majeure. Landlord shall not be in default hereunder and Tenant shall not be excused from performing any of its obligations hereunder if Landlord is prevented from performing any of its obligations hereunder due to any accident, breakage, strike, shortage of materials, acts of God or other causes beyond Landlord's reasonable control.

          K. Captions. The headings and titles in this Lease are for convenience only and shall have no effect upon the construction or interpretation of this Lease.

          L. No Waiver. No receipt of money by Landlord from Tenant after termination of this Lease or after the service of any notice or after the commencing of any suit or after final judgment for possession of the Premises shall renew, reinstate, continue or extend the Term or affect any such notice or suit. No waiver of any default of Tenant or Landlord shall be implied from any omission by Landlord or Tenant, respectively, to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in the express waiver and then only for the time and to the extent therein stated.

          M. Hazardous Materials.

               (i) Tenant shall not cause or permit any  Hazardous  Material (as defined in Section 24.M(iii) below) to be brought, kept or used in or about the Building by Tenant, its agents, employees, contractors or invitees. Tenant hereby indemnifies Landlord from and against any breach by Tenant of the obligations stated in the preceding sentence, and agrees to defend and hold Landlord harmless from and against any and all loss, damage, cost and/or expenses (including, without limitation, diminution in value of the Building, damages for the loss or restriction on use of rentable or usable space or of any amenity of the Building, damages arising from any adverse impact on marketing of space in the Building, and fees, and expert fees) which arise during or after the term of this Lease as a result of such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any cleanup, remedial, removal or restoration work required by any federal, state or local governmental agency or political subdivision because of Hazardous Material present in the soil or ground water on or under the Building which results form such a breach. Without limiting the foregoing, if the presence of any Hazardous Material in the Building caused or permitted by Tenant results in any contamination of the Building, Tenant shall promptly take all actions at its sole expenses as are necessary to return the Building to the condition existing prior to the introduction of such Hazardous Material to the Building; provided that Landlord's approval of such actions, and the contractors to be used by Tenant in connection therewith, shall first be obtained.

               (ii) It shall not be unreasonable for Landlord to withhold its consent to any proposed transfer, assignment or subletting of the Premises if (a) the proposed transferee's anticipated use of the Premises involves the generation, storage, use, treatment or disposal of Hazardous Material; (b) the proposed transferee has been required by any prior landlord, lender or governmental authority to take remedial action in connection with Hazardous Material contaminating a property if the contamination resulted from such transferee's actions or use of the property in questions; or (c) the proposed transferee is subject to an enforcement order issued by any governmental authority in connection with the use, disposal or storage of a Hazardous Material.

               (iii) As used herein, the term "Hazardous Material" means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority or the United States Government. The term "Hazardous Material" includes, without limitation, any material or substance which is (a) defined as a "hazardous waste, "extremely hazardous waste," or "restricted hazards waste" or similar term under the law of the jurisdiction where the property is located or (b) designated as a "hazardous substance" pursuant to Section 311 of the Federal Water Pollution Control Act (33 U.S.C.ss. 1317), (c) defined as a "hazardous waste" pursuant to
          Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 Extension Term seq. (45 U.S.C.ss. 6903), or (d) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C.ss. 9601 Extension Term seq. (42 U.S.C.ss. 9601).

               (iv) As used herein, the term "Laws" means any applicable federal, state or local laws, ordinances or regulations relating to any Hazardous Material affecting the Building, including, without limitation, the laws, ordinances, and regulations referred to in
          Section 24.M(iii) above.

               (v) Landlord and its employees, representatives and agent shall have access to the Building during reasonable hours and upon reasonable notice to Tenant in order to conduct periodic environmental inspections and tests of Hazardous Waste contamination of the Building.

          N. Limitation of Liability. The term Landlord as used in this Lease so far as covenants or obligations on the part of Landlord are concerned shall be limited to mean and include only the owner or owners at the time in question of the Landlord's interest in the Building. Tenant acknowledges and agrees, for itself and its successors and assigns, that no trustee, director, officer, employee or agent of Landlord shall be personally liable for any of the terms, covenants or obligations of Landlord hereunder, and Tenant shall look solely to Landlord's interest in the Building for the collection of any judgment (or enforcement of any other judicial process) requiring the payment of money by Landlord with respect to any of the terms, covenants and conditions of this Lease to be observed or performed by Landlord and no other property or assets of Landlord shall be subject to levy, execution or other enforcement procedures for the satisfaction of any obligation by Tenant or its successors or assigns.

          O. Signage. Tenant shall be allocated a reasonable number of lines on the Building directory to identify Tenant and Tenant's employees located in the Building. Additionally, Tenant shall have the right, at its sole cost and expense, to place and maintain identifying signage on the two (2) existing Building exterior monuments. The design and placement of such signage shall be subject to the prior approval of Landlord. Notwithstanding the foregoing, if at any time Tenant occupies less than 25,000 rentable square feet of the space in the Building, Landlord shall have the right to require Tenant, at Tenant's sole cost and expense, to remove such identifying signage. Upon the expiration or earlier termination of this Lease, Tenant shall, at Tenant's sole cost and expense, remove such signage from the monuments and repair any damage caused by such signage and its removal.

     25. PARKING. So long as Tenant is not in default under this Lease and this Lease is in full force and effect, Tenant complies with the rules and regulations applicable thereto and Tenant has not assigned this Lease or subleased all or any portion of the Premises, Tenant shall be entitled to twenty
(20) parking access card for unreserved parking in the Building's underground parking garage free of charge during the Term hereof. Upon the request of Landlord, Tenant shall execute a Building standard agreement for use of such parking access cards.

     26.  EXISTING LEASE.

          A. Existing Lease; Termination. Landlord and Tenant hereby acknowledge that (i) Tenant currently leases from Landlord certain other premises in the Building (the "Existing Premises"), pursuant to that certain Lease Agreement dated April 2, 1993, as amended by that certain First Amendment to Lease Agreement dated August 27, 1993, that certain Second Amendment to Lease Agreement dated September 1, 1994, that certain Third Amendment to Lease Agreement dated February 16, 1995, that certain Fourth Amendment to Lease Agreement dated October 23, 1995, that certain Fifth Amendment to Lease Agreement dated March 18, 1996, that certain letter agreement dated June 16, 1997, that certain Seventh Amendment to Lease Agreement dated December 17, 1997, and that certain Eighth Amendment to Lease Agreement dated June 1, 1998 (collectively, the "Existing Lease"), and (ii) the Existing Lease is scheduled to expire on November 30, 1999. Notwithstanding anything to the contrary contained in the Existing Lease, the parties hereby acknowledge and agree that, concurrent with the Commencement Date, the Existing Lease shall be deemed to have expired by lapse of time; provided, however, that all obligations of Tenant (including, without limitation, the payment of all rent and other charges) which accrue under the Existing Lease on or before the Commencement Date shall survive such early termination of the Existing Lease. Additionally, notwithstanding such termination of the Existing Lease, from the Commencement Date of the Term of this Lease through November 30, 1999, Tenant shall pay as Base Rent and Adjustment Rent hereunder an amount equal to the Base Rent and Tenant's proportionate share of taxes and Operating Costs for the Building payable pursuant to the terms and conditions of the Existing Lease for such period as if such Existing Lease had not terminated. Without limiting the generality of the foregoing, the provisions of the Existing Lease regarding year end reconciliation of Tenant's proportionate share of taxes and Operating Costs shall survive such early termination of the Existing Lease.

          B. Cross-Default. If Tenant shall default under the Existing Lease and fail to cure such default within the applicable cure periods thereunder, such fact shall constitute a Default by Tenant hereunder, thereby enabling Landlord to pursue all of its rights and remedies under this Lease. If, from and after the date of this Lease, Tenant shall Default hereunder, such fact shall constitute a default by Tenant under the Existing Lease (without any right of Tenant to cure same), thereby enabling Landlord to pursue all of its rights and remedies under the Existing Lease.

     27. RIGHT TO TERMINATE. Tenant shall have the option, to be exercised as hereinafter provided, to terminate the term of this Lease effective as of November 30, 2004 (the "Termination Date"). Such option shall be exercised, if at all, time being of the essence, by written notice given by Tenant to Landlord ("Termination Notice") no later than November 30, 2003, and subject to payment by Tenant to Landlord of the sum of (a) $396,445.90, plus (b) $72,075.00 if Tenant exercises its Expansion Option (as hereinafter defined) under Section 30 below, plus (c) such additional amount as may be payable for the First Refusal Space (as hereinafter defined) as set forth in Section 29 below, plus (d) such additional amount as may be payable for the Expansion Space if Tenant does not exercise its Expansion Option under Section 30 below but leases the Expansion Space pursuant to the Right of First Offer set forth in Section 31 below and if Landlord and Tenant mutually agree that Tenant is granted the right to terminate the lease with respect to the Expansion Space pursuant to Section 31 below (collectively, the "Termination Fee"). The Termination Fee shall be paid on or before May 31, 2004. Payment of the Termination Fee shall be made in cash or by certified or cashier's check, subject to collection. Tenant may not, unless Landlord otherwise agrees, exercise its option to terminate this Lease pursuant to this Section 27 at any time at which a default by Tenant exists under this Lease, and no such termination shall be effective if such default exists unless Landlord otherwise agrees. Any notice of exercise of Tenant's option to terminate the term of this Lease pursuant to this Section 27 shall be irrevocable by Tenant once given. If Tenant so exercises its option to terminate the term of this Lease and pays to Landlord the Termination Fee as above provided, then effective as of the Termination Date, this Lease shall be deemed to have expired by lapse of time, and Tenant shall return the Premises to Landlord on the Termination Date in accordance with the requirements of this Lease. All obligations of Tenant which accrue under this Lease on or before the Termination Date shall survive such termination.

     28.  RIGHT TO EXTEND.

          A. Option Period. Provided that the Lease is then in full force and effect, that Tenant is not then in default under the Lease and that Tenant is then occupying all of the Premises having been leased to the Tenant in the Building, Landlord hereby grants to Tenant an option to extend the term of the Lease, on the same terms and conditions set forth in the Lease, except that Tenant shall have no further right to extend and except as set forth below, for one (1) additional five (5) year term (the "Option Period"). Tenant's right to exercise its option to extend shall be conditioned upon Landlord's receipt, no later than July 31, 2009, of Tenant's then current certified financial statements showing a creditworthiness at least equal to the creditworthiness demonstrated to Landlord by Tenant prior to execution of the Lease. The option to extend shall be exercised, if at all, by written notice ("Option Notice") to Landlord given not earlier than June 1, 2008, and not later than November 30, 2008, time being of the essence. Once the Option Notice is given, Tenant's exercise of such option shall be irrevocable. If the option hereby granted is not so exercised, Tenant shall have no further right to extend the term of this Lease. The Base Rent during the Option
     Period shall be the greater of (i) the Base Rent in effect as of the Expiration Date, and (ii) the annual rate of Base Rent determined to be the Market Rate of Base Rent (as hereinafter defined). Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the leased premises as a condition to Tenant's obligation to pay rent for the Option Period.

          B. Market Rate of Base Rent. As used in this Lease, the term "Market Rate of Base Rent" shall mean the then prevailing annual rental rate per square foot of rentable area of space in the Itasca/Schaumburg, Illinois, market area, comparable in area and location to the space for which the Market Rate of Base Rent is being determined and being leased for a duration comparable to the period for which such space is to be leased for periods commencing on or about the commencement of the term of such space. The Market Rate of Base Rent shall be determined by taking into consideration comparable fact situations in comparable buildings in the Itasca/Schaumburg, Illinois, market area. In determining the Market Rate of Base Rent, the following shall be taken into consideration: whether or not the lease is a renewal of an existing lease, use, location and floor level within the applicable building, the tenant improvements already in the space for which the Market Rate of Base Rent is being determined, the location, quality, age and reputation of the building, the definition of rentable area or net rentable area, as the case may be, with respect to which such rental rates are computed, leasehold improvements being provided (if any), rental concessions, abatements or other monetary inducements (if any), the term of the lease under consideration and the extent of services provided thereunder, applicable distinctions between "gross" leases and "net" leases, base year figures (if any) for escalation purposes and other adjustments (including by way of indexes) to base rental (if any); and may take into consideration any other relevant term or condition in making such evaluation.

          C. Arbitration. Landlord shall notify Tenant of Landlord's determination of the Market Rate of Base Rent within thirty (30) days after receipt of Tenant's Option Notice. If Tenant disagrees with Landlord's determination of the Market Rate of Base Rent, Tenant shall notify Landlord of such disagreement within ten (10) days after receipt of Landlord's determination of the Market Rate. If Tenant fails to so notify Landlord of Tenant's disagreement within the required time period, Landlord's determination of the Market Rate of Base Rent shall be binding on Tenant. If Tenant so notifies Landlord that Landlord's determination of the Market Rate of Base Rent is not acceptable to Tenant, Landlord and Tenant shall, during the thirty (30) day period after Tenant's notice, attempt to agree on the Market Rate of Base Rent. If Landlord and Tenant are unable to agree, Tenant shall either

     (i) accept Landlord's determination of the Market Rate of Base Rent or (ii) submit the determination to binding arbitration as provided below. If Tenant fails to so notify Landlord of Tenant's election under the preceding sentence within said thirty (30) day period, Tenant shall deemed to have accepted Landlord's determination. If Tenant elects to submit to arbitration the determination of the Market Rate of Base Rent, Landlord and Tenant shall select an expert within fifteen (15) days after Tenant's election to arbitrate. Such expert shall be experienced in leasing similar office real estate and be familiar with similar office buildings in Itasca/Schaumburg, Illinois, area. If Landlord and Tenant are unable to agree upon an expert within said fifteen (15) day period, then Landlord and Tenant shall each select an expert within five (5) days after the expiration of said fifteen (15) day period. Each such expert shall meet the same qualifications. If two (2) experts are so selected, then both experts so selected shall within fifteen (15) days after their selection select a third expert who shall also meet the same qualifications. The expert or experts, as the case may be, so selected shall within fifteen (15) days after the selection independently formulate its or their opinion of the Market Rate. If one expert is selected, the determination of the Market Rate of Base Rent by such expert shall be binding upon Landlord and Tenant. If three (3) experts are selected, then the three (3) opinions shall then be averaged and such average shall be the Market Rate of Base Rent and such determination of the Market Rate of Base Rent by the three experts shall be binding upon Landlord and Tenant. If one (1) expert is selected, Landlord and Tenant shall share equally the costs of such expert. If three (3) experts are selected, Landlord and Tenant shall each pay for the services of its expert and shall share equally the costs of the third expert.

     29.  RIGHT OF FIRST REFUSAL.

          A. Grant. Landlord hereby grants Tenant the option to lease, upon the terms and conditions hereinafter set forth, all or any portion of the 12th floor of the Building (the "First Refusal Space") under the terms and conditions of this Section 29. Tenant acknowledges and agrees, however, that its rights hereunder are subject and subordinate to any and all previous rights granted to other tenants of the Building with respect to the First Refusal Space.

          B. Landlord's Notice. If during the Term hereof Landlord reaches substantial agreement on the basic business terms of a lease with a prospective tenant (the "Prospective Tenant") to lease all or any portion of the First Refusal Space, then Landlord shall notify Tenant in writing (a "Landlord's Notice") setting forth (i) the location, (ii) the availability date (a "Refusal Space Commencement Date"), (iii) the term; (iv) the net rentable area, (v) the rental rate and (vi) all other economic terms upon which Landlord is prepared to lease such portion of the First Refusal Space to the Prospective Tenant. In addition to the foregoing terms, if applicable, Landlord's Notice shall set forth the additional Termination Fee which will be payable by Tenant for such offered First Refusal Space under Section 27 above.

          C. Tenant's Notice. Tenant's right to lease the portion of the First Refusal Space described in Landlord's Notice upon the terms and conditions set forth therein shall be exercisable by written notice from Tenant to Landlord given not less than five (5) days after the giving of Landlord's Notice, time being of the essence. Tenant may exercise its option only with respect to all of the premises described in Landlord's Notice, and not portions thereof. If Tenant exercises its option with respect to such portion of the First Refusal Space, such space shall be rented in the condition contemplated by the applicable Landlord's Notice. If Tenant fails to notify Landlord in writing that it will lease the designated First Refusal Space within the prescribed five (5) day period, Tenant's rights under this Section as to such portion of the First Refusal Space described in said Landlord's Notice shall terminate, and Landlord shall have no further obligation under this Section with respect to such portion of the First Refusal Space.

          D. Conditions. Tenant may exercise its option to lease the offered portion of the First Refusal Space, and an exercise thereof shall be only effective, if at the time of Tenant's exercise of the option and on the applicable Refusal Space Commencement Date, this Lease is in full force and effect and there are no events or circumstances which, with the giving of notice or the passage of time, or both, could constitute a default by Tenant under this Lease, and inasmuch as this option is intended only for the benefit of the original Tenant named in this Lease, the entire Premises are occupied by the original Tenant (or permitted affiliated sublessee of Tenant) named herein and the Tenant has neither assigned this Lease nor sublet all or any portion of the Premises (other than to a permitted affiliated sublessee of Tenant). Without limitation of the foregoing, no sublessee or assignee (other than a permitted affiliated sublessee of Tenant) shall be entitled to exercise any right or option hereunder, and no exercise of any right or option hereunder by the original Tenant named herein shall be effective in the event said Tenant assigns this Lease or subleases all or part of the Premises (other than to a permitted affiliated sublessee of Tenant) prior to the applicable Refusal Space Commencement Date.

          E. Possession. In the event Landlord is unable to deliver to Tenant possession of any portion of the First Refusal Space on or before the applicable Refusal Space Commencement Date for any reason whatsoever, Landlord shall not be subject to any liability for such failure to deliver possession. Such failure to deliver possession shall not affect either the validity of this Lease or the obligation of either Landlord or Tenant hereunder or be construed to extend the expiration of the Term of this Lease either as to such portion of the first Refusal Space or the balance of the Premises.

          F. Amendment. If Tenant has validly exercised its right to lease any First Refusal Space, then, within forty-five (45) days after the request by either party, Landlord and Tenant shall enter into a written amendment of this Lease confirming the terms, conditions and provisions applicable to such portion of the First Refusal Space as determined in accordance herewith.

     30. EXPANSION OPTION. Provided that this Lease is then in full force and effect, that Tenant is not then in default under this Lease and that Tenant is then occupying all of the Premises having been leased to the Tenant in the Building, Tenant shall have the option (the "Expansion Option") to lease all, but not less than all, of the 3,642 square feet of rentable area adjacent to the initial Premises as depicted on Exhibit A-1 hereto (the "Expansion Space") upon the following terms and conditions. Tenant may exercise the Expansion Option by written notice (the "Exercise Notice") given to Landlord no later than August 1, 1999, time being of the essence. Exercise of the Expansion Option shall be irrevocable. If the Expansion Option is not so exercised, the Expansion Option shall expire and be of no further force or effect. If Tenant has exercised its Expansion Option, the Expansion Space shall be included in the Premises and shall be leased under the terms and conditions set forth in this Lease, except as follows:

          (a) The commencement date for the Lease with respect to the Expansion Space shall be December 1, 1999.

          (b) Base Rent for the Expansion Space (the "Expansion Space Base Rent") shall be as follows:

          Period                     Monthly               Annual Base
                                    Base Rent                 Rent

    12/1/99 - 11/30/00              $3,808.93              $45,707.16

    12/1/00 - 11/30/01              $7,769.60              $93,235.20

    12/1/01 - 11/30/02              $7,921.35              $95,056.20

    12/1/02 - 11/30/03              $8,073.10              $96,877.20

    12/1/03 - 11/30/04              $8,224.85              $98,698.20

    12/1/04 - 11/30/05              $8,376.60              $100,519.20

    12/1/05 - 11/30/01              $8,528.35              $102,340.20

    12/1/06 - 11/30/07              $8,680.10              $104,161.20

    12/1/07 - 11/30/08              $8,831.85              $105,982.20

    12/1/08 - 11/30/09              $8,983.60              $107,803.20


All references in this Lease to Base Rent shall be deemed to include the Expansion Space Base Rent.

          (b) The rentable square footage of the Premises shall be increased by 3,642 square feet to 32,900 square feet and Tenant's proportionate share shall be correspondently increased to 6.262%.

          (c) Landlord shall have no obligation to make improvements, decorations, repairs, alterations or additions to the Expansion Space as a condition to Tenant's obligation to pay Rent for the Expansion Space, except, however, Landlord shall provide to Tenant a tenant improvement allowance equal to $91,050.00 (i.e., $25.00 per rentable square foot of the Expansion Space). Said allowance shall be provided to Tenant under the same terms and conditions as Landlord's Contribution is provided to Tenant under the Workletter. Landlord shall construction Tenant Improvements in the Expansion Space pursuant to the Workletter attached hereto, except that Tenant shall provide Tenant's Specifications for the leasehold improvement work in the Expansion Space within thirty (30) days after delivering the Exercise Notice to Landlord.

          (d) Other than the tenant improvement allowance provided in clause (c) above, Tenant shall not be entitled to any other monetary inducements in connection with the Expansion Space notwithstanding anything contained in this Lease to the contrary.

If Tenant leases the Expansion Space pursuant to this Section 30, Landlord and Tenant shall execute and deliver an amendment to this Lease reflecting the lease by Landlord to Tenant of the Expansion Space on the terms provided above, which amendment shall be executed and delivered promptly after Tenant exercises its rights under this Section 30.

     31. RIGHT OF FIRST OFFER. If Tenant does not exercise its right to lease the Expansion Space pursuant to Section 30 above, Landlord may thereafter lease such space or portion or portions thereof. If such space subsequently becomes available for leasing during the Term of this Lease after the expiration or earlier termination of such lease of the Expansion Space, Landlord hereby grants to Tenant the right to lease, on the terms and conditions hereinafter set forth, the Expansion Space; provided, however, that this Lease is then in full force and effect, that Tenant is not in default under this Lease and that Tenant is occupying all of the Premises having been leased to Tenant in the Building. If after expiration of such existing lease during the Term hereof, Landlord elects to market the Expansion Space, or applicable portion thereof, to third parties, Landlord shall give Tenant written notice that the Expansion Space is available for leasing, which notice shall include Landlord's determination of the then Market Rate of Base Rent for the Expansion Space, as determined by Landlord, which determination is not subject to arbitration under Section 28.C. above, the commencement date and expiration date and all other relevant economic terms. Tenant shall have the right to lease the Expansion Space under the terms and conditions set forth in Landlord's notice, including Landlord's determination of the Market Rate of Base Rent, by written notice given to Landlord within ten
(10) days after Tenant's receipt of Landlord's notice, time being of the essence. Tenant may only lease the entire, but not less than the entire, Expansion Space. If Tenant timely elects to exercise its right hereunder to lease the Expansion Space, then within ten (10) days after such election, Landlord and Tenant shall enter into a lease of such Expansion Space upon the terms and conditions set forth in Landlord's notice on Landlord's then standard form lease for the Building. If Tenant does not timely exercise its right to lease the Expansion Space hereunder, then this right of first offer shall terminate and be of no force and effect and Landlord may lease and thereafter release such space on such terms and conditions as Landlord may desire.


     IN WITNESS WHEREOF, the parties hereto have executed this Lease in a manner sufficient to bind them as of the day and year first above written.


LANDLORD:

HINES NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, as agent and authorized representative for STATE OF CALIFORNIA
PUBLIC EMPLOYEES' RETIREMENT SYSTEM

By:  Hines Fund Management, L.L.C., a Delaware
     limited liability company, its general partner

     By:  Hines Interests Limited Partnership, a Delaware
          limited partnership, its member

          By:   Hines Holdings, Inc., a Texas corporation,
                its general partner

                By:  /s/ Daniel MacEachron
                     -----------------------------------------
                     Daniel MacEachron, Vice President [illegible]
                     [illegible]

TENANT:

MOBILE DATA SOLUTIONS INC.,
a Delaware corporation


By: /s/ Geoffrey Engerman
   ---------------------------------
Names: Geoffrey Engerman
      ------------------------------
Its:   Vice President
    --------------------------------

                                    EXHIBIT A

                             FLOOR PLAN OF PREMISES






                            [Floor Plan of Premises]








One Pierce Place
West Tower Floor Plan
13th Floor SE

                                   EXHIBIT A-1

                          FLOOR PLAN OF EXPANSION SPACE











                         [Floor Plan of Expansion Space]









One Pierce Place
West Tower Floor Plan
13th Floor SE





                                     A-1-1

                                    EXHIBIT B

                                   WORKLETTER


TO:    Mobile Data Solutions Inc.

       Re:  One Pierce Place, Itasca, Illinois

Ladies and Gentlemen:

Simultaneously with the execution of this Workletter, you ("Tenant") and the undersigned ("Landlord") are entering into an Office Space Lease (the "Lease") pertaining to certain Premises (as defined in the Lease) in the building referred to above. Capitalized terms used herein shall have the meanings ascribed to them in the Lease, unless otherwise defined herein.

In consideration of the covenants contained in this Workletter and in the Lease, Landlord and Tenant agree as follows:

Tenant's
Plans               1. Tenant has indicated that it desires  Landlord to perform certain leasehold improvement work in the Premises (the "Work") pursuant to plans, drawings, specifications and finish details (collectively, "Tenant Specifications") which Tenant shall hereafter deliver to Landlord in sufficient detail to enable Landlord's architects and engineers to prepare the Working Drawings (as defined in Paragraph 2 below). Tenant shall deliver acceptable Tenant's Specifications to Landlord on or before May 14, 1999. The scope of the Work hereunder and the Tenant Specifications to be furnished by Tenant relative thereto shall be subject to Landlord's consent and approval, at its sole discretion. Approval by Landlord of the Work and Tenant's Specifications shall not constitute any warranty by Landlord to Tenant of the adequacy of the design for Tenant's intended use of the leased premises.

Working
Drawings            2. If necessary for the  performance  of the Work,  Landlord shall prepare final working drawings and specifications for the Work (the "Working Drawings") based upon Tenant's Specifications and the additional plans, drawings, specifications, final details and other information furnished by Tenant to Landlord under Paragraph 1 above. Tenant shall approve the Working Drawings, or any revised Working Drawings, within three (3) business days after receipt of same from Landlord. If Tenant fails to approve the Working Drawings, or any revised Working Drawings, or fails to object in writing in sufficient detail to enable Landlord to revise the Working Drawings, if appropriate, within such time, such Working Drawings shall be deemed approved, except that as to revisions requested by Tenant, Tenant shall be deemed to have abandoned its request for revisions to the Working Drawings. If Tenant raises an objection or requests a modification (other than to bring the Working Drawings into conformity with the Tenant's Specifications, as Tenant's Specifications may have been revised to comply with the requirements of any applicable codes, laws, ordinances or regulations), then any delay caused by Tenant's failure to approve the Working Drawings within three (3) days after delivery of the Working Drawings shall constitute Tenant Delay as defined in Paragraph 6 below. The requirements of the preceding provisions of this Paragraph 2 shall be repeated until Tenant approves the Working Drawings or until the Working Drawings are deemed approved.

Performance
of the Work         3. Landlord shall perform,  and the Work shall include,  (i)
               any costs associated with Landlord's preparation of the Working Drawings, (ii) demolition of existing improvements in the leased premises, (iii) the work shown on the Working Drawings (or on Tenant's Specifications if no Working Drawings are prepared) and
               (iv) any Additional Work which Landlord agrees to perform pursuant to Paragraph 7.

Payment             4. Landlord shall pay up to a maximum of $438,870.00  toward the cost of the Work ("Landlord's Contribution"). Tenant shall pay Landlord, as additional rent under the Lease, all cost of the Work in excess of Landlord's Contribution (such excess being referred to as "Tenant's Contribution"). If the cost of the Work is less than Landlord's Contribution, Tenant shall not be entitled to any credit or payment for said unused amounts. Notwithstanding the foregoing, however, up to $146,290.00 of any unused portion of Landlord's Contribution may be used to pay for moving expenses incurred by Tenant in moving into the Premises, up to $87,774.00 of any unused portion of Landlord's Contribution may be used to pay for furniture to be installed in the Premises and up to $146,290.00 of the unused portion of Landlord's Contribution may be used by Tenant at any time prior to November 30, 2004, to reimburse Tenant for additional Alterations in the Premises. Prior to commencing the Work, Landlord will submit to Tenant a written estimate of the cost of the Work, which estimate shall include cost of all labor and materials and insurance premiums charged by contractors. Tenant agrees, within three (3) business days after submission of such estimate of costs, to execute and deliver to Landlord, in the form then in use by Landlord, an authorization to proceed with the Work and that portion of the Work to be paid for by Tenant, if any, and Tenant shall at the same time pay to Landlord the amount set forth in Landlord's estimate as Tenant's Contribution. No Work shall be commenced until Tenant has fully complied with the preceding portions of this Paragraph 4.

Substantial
Completion          5.  At  such  time  as  Landlord  considers  the  Work to be substantially completed, Landlord or Landlord's architect will schedule a walk-through of the Premises with Tenant or Tenant's representative. During such walk-through, Landlord or Landlord's architect along with Tenant or Tenant's representative will prepare a list of minor finish-out and punchlist items to be completed. The Work being performed by Landlord (which for purposes of determining substantial completion may exclude, at Landlord's election, any Additional Work) shall be considered "substantially completed" for all purposes under this Workletter Agreement and the Lease when (i) Itasca, Illinois, issues a certificate of occupancy for the Premises, or (ii) Tenant first takes occupancy of the Premises, whichever first occurs.

Tenant
Delay 6. There shall be no extension of the Commencement Date of the term of the Lease if the Work has not been substantially completed by reason of any delay caused by Tenant ("Tenant Delay"), including without limitation, any delay arising as a result of:

                    (a) the failure of Tenant to furnish all plans, drawings, specifications, finish details or the other information required under Paragraph 1 above;

                    (b) the failure of Tenant to approve the Working Drawings within the period set forth in Paragraph 2 above;

                    (c) Tenant's requirements for special work or materials finishes, or installations other then as shown on Tenant's Specifications;

                    (d) the performance of any other work in the Premises by any person, firm or corporation employed by or on behalf of Tenant, or any failure to complete or delay in completion of such work; or

                    (e)  any other act or omission of Tenant.


Additional
Work                7. Upon  Tenant's  request  and  submission  by  Tenant  (at
               Tenant's sole cost and expense) of the necessary information, and/or plans and specifications for work other than the Work (the "Additional Work"), Landlord may, at its election, perform the Additional Work, at Tenant's sole cost and expense. Prior to commencing any Additional Work requested by Tenant, Landlord shall submit to Tenant a written statement of the cost of such Additional Work, which cost shall include the cost of all labor and materials, insurance premiums charged by contractors, a 5% add-on charge for Landlord field supervision, administration and overhead and a 5% add-on charge for general conditions and a proposed Tenant Extra Order (the "TEO") for Additional Work in the standard form then in use by Landlord. If Tenant shall fail to enter into said TEO within three (3) days after Tenant's receipt thereof,Landlord shall proceed to do only the Work specified in the Working Drawings. Tenant agrees to pay to Landlord, concurrently with its execution of the TEO, the entire cost of the Additional Work as shown in the statement delivered by Landlord.

Lease
Provisions
Incorporated        8. The exculpatory  provision set forth in Paragraph 24N. of the Lease as well as all other terms and provisions of the Lease, insofar as they are applicable to this Workletter Agreement, are hereby incorporated herein by this reference.

Amounts
to be Rent          9. All amounts payable by Tenant to Landlord hereunder shall be deemed to be rent under the Lease, and upon any default in the payment of same, Landlord shall have all of the rights and remedies provided for in the Lease.

LANDLORD:

HINES NATIONAL OFFICE PARTNERS LIMITED PARTNERSHIP, as agent and authorized representative for STATE OF CALIFORNIA
PUBLIC EMPLOYEES' RETIREMENT SYSTEM

By:  Hines Fund Management, L.L.C., a Delaware
     limited liability company, its general partner

     By:  Hines Interests Limited Partnership, a Delaware
          limited partnership, its member

          By:   Hines Holdings, Inc., a Texas corporation,
                its general partner

                By:  /s/ Daniel MacEachron
                     -----------------------------------------
                     Daniel MacEachron, Vice President [illegible]
                     [illegible]

TENANT:

MOBILE DATA SOLUTIONS INC.,
a Delaware corporation


By: /s/ Geoffrey Engerman
    ---------------------------------
Names: Geoffrey Engerman
      ------------------------------
Its:   Vice President
    --------------------------------

                                    EXHIBIT C

                              RULES AND REGULATIONS

                                    EXHIBIT C

                              RULES AND REGULATIONS

1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by Tenant or used for any purpose other than for ingress to and egress from the leased premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and Landlord shall be prejudicial to the safety, character, reputation and interests of the Building and its tenants, provided, that nothing herein contained shall be construed to prevent such access to persons with whom Tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. Tenant and its employees shall not go upon the roof of the Building without the written consent of the Landlord.

2. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the Buildings shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage, resulting from the violation of the rule shall be borne by the tenant who, or whose clerk, agents, servants, or visitors, shall have caused it.

3. If Landlord, by a notice in writing to Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with, any window or door of the leased premises, such use of such curtain, blind, shade or screen shall be discontinued forthwith by Tenant. No awnings shall be permitted on any part of the leased premises.

4. No safes or other objects heavier than the lift capacity of the freight elevators of the Building shall be brought into or installed on the leased premises. Tenant shall not place a load upon any floor of the leased premises, which exceeds the load per square foot, which such floor was designed to carry and which is allowed the law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to the manager of the Building, and the person employed to move sages in or out of the Building must be acceptable to Landlord. No freight, furniture or bulky matter of any description shall be received into the Building or carried into the elevators except during hours and in a manner approved by Landlord.

5. Tenant shall not use, keep, or permit to be used or kept any foul or noxious gas or substance in the leased premises or permit or suffer the leased premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors, and/or vibrations, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds (except Seeing Eye Dogs) be brought into or kept in or about the Building. Tenant shall not place or install any antennae or aerials or similar devices outside of the leased premises.

6. Tenant shall not use or keep in the Building any inflammables, including but not limited to kerosene, gasoline, naphtha, and benzene (except cleaning fluids in small quantities and when in containers approved by the Board of Underwriters), or explosives or any other articles of intrinsically dangerous nature, or use any method of heating other than that supplied by Landlord.

7. If Tenant desires telephone or telegraph connections or alarm systems, Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without specific directions from Landlord.

8. Tenant, upon the termination of the tenancy, shall deliver to the Landlord all the keys of offices, rooms and toilet rooms which shall have been furnished Tenant or which Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefor.

9. Tenant shall not put down any floor covering in the leased premises without the Landlord's prior approval of the manner and method of applying such floor covering.

10. On Saturdays, Sundays and legal holidays, and on other days between the hours of 8 p.m. and 8 a.m., access to the Building, or to the halls, corridors, elevators or stairways in the Building, or to the leased premises may be refused unless the person seeking access is known to the watchman of the Building in charge and has a pass or is properly identified. Services to be provided to the Tenant as previously outlined in this lease shall be provided only during those hours in which the Building is open to the public. Landlord shall in no case be liable for damages for the admission to or exclusion from the Building of any person whom the Landlord has the right to exclude under Rule 1 above. In case of invasion, mob, riot, public excitement, or other commotion, Landlord reserves the right to prevent access to the Building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or Landlord and protection in the Building.

11. Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage which includes keeping doors locked and windows and other means of entry to the leased premises closed.

12. Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the leased premises without prior written consent of Landlord. If Landlord shall give its consent, Tenant shall in each case furnish Landlord with a key or any such lock.

13. In advertising or other publicity, without Landlord's prior written consent, Tenant shall not use the name of the Building except as the address of its business and shall not use pictures of the Building.

14. Tenant shall not make any room-to-room canvass to solicit business from other tenants in the Building; and shall not exhibit, sell or offer to sell, use, rent or exchange in or from the leased premises unless ordinarily embraced within the Tenant's use of the leased premises specified herein.

15. Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with Landlord to assure most effective operation of the Building's heating and air conditioning, and shall not allow the adjustment (except by Landlord's authorized building personnel) of any controls other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed and shall not open any windows except that if the air circulation shall not be in operation, windows that are openable may be opened with Landlord's consent.

16. Tenant shall not do any cooking in the leased premises or engage any coffee cart service.

17. Any wallpaper or vinyl fabric materials, which Tenant may install on painted walls, shall be applied with a strippable adhesive. The use of nonstrippable adhesives will cause damage to the walls when materials are removed, and repairs made necessary thereby shall be made by Landlord at Tenant's expense.

18. Tenant shall provide and maintain hard surface protective mats and under all desk chairs which are equipped with casters to avoid excessive wear and tear to carpeting. If Tenant fails to provide such mats, the cost of carpet repair or replacement made necessary by such excessive wear and tear shall be charged to and paid for by Tenant.

19. Tenant will refer all contractors, contractor's representatives and installation technicians, rendering any service to Tenant, to Landlord for Landlord's supervision, approval, and control before performance of any contractual service. This provision shall apply to all work performed in the Building including installations of telephones, telegraph equipment, electrical devices and attachments and installations of any nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of the Building.

20. Movement in or out of the Building of furniture, office equipment, or other bulky materials, or movement through the Building entrances or lobby shall be restricted to hours designated by Landlord. All such movements shall be under supervision of Landlord and in the manner agreed between Tenant and Landlord by prearrangement before performance. Such prearrangement initiated by Tenant will include determination by Landlord and subject to his decision and control, of the time, method, and routing of movement, limitations imposed by safety or other concerns which may prohibit any article, equipment or any other item from being brought into the Building. Tenant is to assume all risk as to damage to articles moved and injury to persons or public engaged or not engaged in such movement, including equipment, property, and personnel or Landlord if damaged or injured as a result of acts in connection with carrying out this service for Tenant from time of entering property to completion of work; and Landlord shall not be liable for acts of any person engaged in, or any damage or loss to any said property or persons resulting from any act in connection with such service performed for Tenant and Tenant hereby agrees to indemnify and hold harmless Landlord from and against any such damage, injury, or loss, including attorneys' fees.

21. No portion of Tenant's area or any other part of the Building shall at any time be used or occupied as sleeping or lodging quarters.

22. Landlord will not be responsible for lost or stolen personal property, equipment, money, or jewelry from Tenant's area or any public rooms regardless of whether such loss occurs when such area is locked against entry or not.

23. Employees of Landlord shall not receive or carry messages for or to any tenant or other person, nor contract with or render free or paid services to any tenant or tenant's agents, employees, or invitees; in the event of Landlord's employees perform such services, such employee shall be deemed the agent of tenant regardless of whether or how payment is arranged for services and Landlord is expressly relieved from any and all liability in connection with any such services and any associated injury or damage to person or property.

24. Tenant and its employees, agents, and invitees shall observe and comply with the driving and parking signs and markers on the property surrounding the Building.

25. Tenant shall not place, install, or operate on the leased premises or in any part of the Building, any coffee making device equipment without the prior written acknowledgement of Landlord.

26. Tenant shall give prompt notice to Landlord of any accidents to or defects in plumbing, electrical fixtures, or heating apparatus so that such accidents or defects may be attended to promptly.

27. The directories of the Building shall be used exclusively for the display of the name and location of the tenants only and will be provided at the expense of Landlord. Any additional names requested by Tenant to be displayed in the directories must be approved by Landlord and, if approved, will be provided at the sole expense of Tenant.

28. No vending machines of any description shall be installed, maintained or operated in any part of the Building without written consent of Landlord.

29. Tenant shall comply with the rules and regulations of the Development attached hereto or delivered to Tenant as provided in Paragraph 7 of the lease.

30. Landlord reserves the right to make such other and reasonable rules and regulations as in its judgment may from time to time be needed for the safety, care and cleanliness of the Building, and for the preservation of good order therein.